Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

June 20, 2007

We hereby consent to the inclusion in this Registration Statement on Form SB-2/A for First Corporation of our report dated January 20, 2007, relating to financial statements for the period from inception (December 27, 1995) to September 30, 2006.

/S/ Madsen, & Associates